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                                                                     Exhibit 4.1

                              Sixth Amendment to
                              Second Amended and
                           Restated Credit Agreement
                           -------------------------



                                 July 31, 2001

Inland Production Company
410  17th Street, Suite 700
Denver, Colorado  80202

Gentlemen:

     This Sixth Amendment to the Second Amended and Restated Credit Agreement (the "Amendment") will serve to set forth the amended terms of the financing
      ---------
transaction by and between INLAND PRODUCTION COMPANY, a Texas corporation ("Borrower"), FORTIS CAPITAL CORP., a Connecticut corporation as Agent ("Agent")
----------                                                               -----
and as a Lender, and the other Lenders.

     WHEREAS, Borrower and ING (U.S.) Capital LLC, as Agent, entered into the Second Amended and Restated Credit Agreement, dated as of September 15, 1999, as amended, (the "Credit Agreement"); and
               ----------------

     WHEREAS, ING (U.S.) Capital LLC has assigned its position as Agent and Lender under the Credit Agreement to Fortis Capital Corp.,

     WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.  Defined Terms.  All capitalized terms used but not otherwise defined in
         -------------
this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.
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     2.  Amendments to Credit Agreement.  The Credit Agreement is hereby amended
         ------------------------------
as follows:

          2.1  Section 1.1. Definitions.
               -------------------------

               (a)  The term "Change of Control" is amended to read as follows:
                              -----------------

               "`Change of Control' means the occurrence of either of the
                 -----------------
          following events: (a) any Person or two or more Persons acting as a group other than a Smith Party or TCW Party shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Parent's management or their designees to be voted in favor of Persons nominated by Parent's Board of Directors) of 35% or more of the outstanding voting securities of Parent, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Parent) or
          (b) one-half or more of the directors of Parent shall consist of Persons not nominated by Parent's Board of Directors (including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements which are in place as of the date hereof, but not those which arise after the date hereof unless they deal with the same parties or their Affiliates and no one else) or a Smith Party or TCW Party."

               (b)  The term "Consolidated Tangible Net Worth" is amended to
                              -------------------------------
read as follows:

               "Consolidated Tangible Net Worth" means the remainder of all
                -------------------------------
          Consolidated assets of Parent, other than intangible assets (including as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases

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          required to be capitalized under GAAP), minus Parent's Consolidated liabilities, provided that for purposes of this definition Subordinated Debt and accrued unpaid interest thereon shall not be included as liabilities in the calculation of Parent's Consolidated liabilities.

               (c) The definition of "Eurodollar Margin" is amended to read as
                                      -----------------
follows:

               "Eurodollar Margin" means the following rate per annum as
                -----------------
          applicable based on the Senior Debt to EBITDA Ratio in effect from time to time:

               Senior Debt to
               EBITDA Ratio                       Eurodollar Margin
               ------------                       -----------------

               Greater than 4.00
               to 1.00                            3.25%

               Less than or equal to 4.00 to
               1.00 but greater than
               or equal to 3.00 to 1.00           2.75%

               Less than 3.00 to
               1.00                               2.25%

          with each change in the Eurodollar Margin resulting from a change in the Senior Debt to EBITDA Ratio taking effect at the time of such change.

               (d) For purposes of the Credit Agreement, the term "Maturity
                                                                   --------
Date" shall be deleted and shall be replaced by the term "Revolving Termination
----                                                      ---------------------
Date" which shall have the same meaning as Maturity Date except that the
----
Revolving Termination Date shall be June 30, 2004.

               (e) The definition of "TCW Party" is amended to read as follows:
                                      ---------

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               "TCW Party" means any of Trust Company of the West, TCW Asset
                ---------
          Management Company, or any of their Affiliates (including but not limited to Inland Holdings, LLC, a California limited liability company) or any member, fund participant, holder of a beneficial interest or successor in or to any of the foregoing, or party to an investment management or similar agreement with any of the foregoing.

               (f)  The following Defined Terms shall be added to the Credit
Agreement:

               "Senior Debt" means, at any time of determination, the Parent's
                -----------
          Consolidated Debt minus the aggregate principal amount of Subordinated Debt.

               "Smith Party" means (a) Hampton Investments LLC, SOLVation Inc.,
                -----------
          any of their Affiliates, or any member, fund participant, holder of a beneficial interest, as or the date hereof, in any of the foregoing, or party to an investment management or similar agreement with any of the foregoing, as of the date hereof, (b) any immediate family member of any Person falling within (a) above, (c) any direct lineal descendant of any Person falling within (a) or (b) above, (d) any trust established for the benefit of any Person falling within (a) to
          (c) above and (e) any Person controlling, controlled by or under common control with any Person falling within (a) to (d) above.

               "Subordinated Debt" means the indebtedness of the Parent under
                -----------------
          the Subordinated Debt Documents.

               "Subordinated Debt Documents" means, collectively, the following:
                ---------------------------

                    (i) the Junior Subordinated Notes due March 31, 2010 in the original aggregate principal amount of $5,000,000, issued pursuant to the Junior Subordinated Note Purchase Agreement, dated as of August 2, 2001 by and among Parent, as issuer, Borrower, as guarantor, and SOLVation Inc., as note purchaser, together with all interest accrued pursuant thereto; and

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                    (ii) the Senior Subordinated Notes due July 1, 2007, in the
          original aggregate principal amount of $5,000,000, issued pursuant to the Senior Subordinated Note Purchase Agreement, dated as of August 2, 2001, by and among Parent, as issuer, Borrower, as guarantor, and SOLVation Inc., as note purchaser, together with all interest accrued pursuant thereto; and

                    (iii) the unsecured subordinated notes due September 30, 2009, in the original aggregate principal amount of $98,968,964.00, issued pursuant to the Exchange and Note Issuance Agreement, dated as of August 2, 2001, by and among Parent, as issuer, Borrower, as guarantor, and Inland Holdings, LLC, as note purchaser, together with all interest accrued pursuant thereto; and

                    (iv) Option Agreement, dated as of the date hereof, by and between Inland Holdings, LLC and SOLVation Inc.; and

                    (v) TCW Subordination Agreement dated as of the date hereof by and among, Inland Resources, Inc., Inland Production Company, SOLVation Inc. and Inland Holdings, LLC; and

                    (vi) Junior Sub Note Subordination Agreement dated as of the date hereof by and among, Inland Resources, Inc., Inland Production Company, SOLVation Inc. and Inland Holdings, LLC.

          2.2  Section 2.16 is added to the Credit Agreement as follows:
               ------------

               Section 2.16. Term Loan. On the Revolving Termination Date, the
               ------------------------
               Borrower's right to request Loans hereunder shall terminate and the outstanding principal of each of the Loans on such Revolving Termination Date shall automatically be converted into a single term loan payable in twelve (12) equal quarterly installments, each such installment payable, together with accrued interest, on the last Business Day of each such quarterly period

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               beginning on September 30, 2004, provided however, that the
                                                -------- -------
               aggregate unpaid principal balance of the term loan shall mature and be due and payable on June 30, 2007.

          2.3. Borrowing Base. The Borrowing Base on the date hereof is
               --------------
               $83,500,000. Notwithstanding anything to the contrary in Section
               2.9 of the Credit Agreement, the next scheduled determination of the Borrowing Base shall be made prior to March 31, 2002, which next determination of the Borrowing Base shall be based on an Engineering Report dated as of January 1, 2002 and such other information, reports and data as the Agent and the Lenders deem relevant. Thereafter, scheduled determinations of the Borrowing Base shall be made at the times set forth in Section 2.9, with the first such subsequent scheduled determination to be made based on an Engineering Report, information, reports and data submitted to the Agent by October 1, 2002.

          2.4  Section 7.10.  Working Capital.  Section 7.10 of the Credit
               ------------------------------
               Agreement in its present form is deleted and new Section 7.10 is added to the Credit Agreement as follows:

               "Section 7.10.  Current Ratio.  The ratio of Parent's
               ----------------------------
               Consolidated Current Assets to Parent's Consolidated Current Liabilities will never be less than 1.0 to 1.0. For purposes of this Section 7.10, Consolidated Current Assets and Consolidated Current Liabilities shall be determined in accordance with GAAP, except that (a) Consolidated Current Assets and Consolidated Current Liabilities will be calculated without including any amounts resulting from the application of FASB Statement 133, (b) Consolidated Current Liabilities will be calculated without including any amounts relating to the Subordinated Debt, and (c) the unused portion of the commitment under the Credit Agreement shall be treated as a Consolidated Current Asset."

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     3.   Waivers and Consents.  The Lenders hereby agree, approve and consent
          --------------------
               as follows:

          3.1  Warrants.  The Warrants to Purchase Common Stock of Inland
               --------
               Resources Inc., dated as of March 5, 1999 (the "Warrants") issued to each of the Lenders are hereby cancelled and such Lenders shall have no further rights thereunder; it being represented and warranted to Borrower and Guarantor by Lender that Lender has all right, title and interest in and to its Warrants and has not assigned, conveyed or otherwise transferred its Warrants (or any part thereof) to any Person any time prior to the cancellation referenced in this Section 3.1.

          3.2  Inland Working Capital Company.  The Lenders consent to the
               ------------------------------
               dissolution and liquidation of Inland Working Capital Company and the transfer of its assets and liabilities to Parent.

          3.3  Redemption of Preferred Stock.
               -----------------------------

               Parent may redeem all of its Series D Preferred Stock and Series E Preferred Stock in exchange for (i) unsecured subordinated notes due September 30, 2009, to be issued to Inland Holdings, LLC , pursuant to the Exchange and Note Issuance Agreement dated as of August 2, 2001 and (ii) $2,000,000 in cash.

          3.4  Change of Control.  The acquisition by Hampton Investments LLC
               -----------------
               of the Common Stock of Parent from the Smith Party and TCW Party concurrently with the effectiveness of this Amendment, and the nomination by Hampton Investments LLC of one-half or more of the members of Parent's Board of Directors will not be considered a change of control within the meaning of the Credit Agreement.

          3.5  Subordinated Debt Documents.  The incurrence of the indebtedness
               ---------------------------
               under the Subordinated Debt Documents.

          3.6  Chairman Payments.  Payment to Arthur J. Pasmas of a fee of
               -----------------
               $200,000 annually (payable in equal monthly installments) so long as he is and remains Chairman of the Board of Directors of Borrower and/or Guarantor.

          3.7  Working Capital.  Compliance with Section 7.10 of the Credit
               ---------------
               Agreement for the period April 1, 2001 through the effectiveness of this Amendment is hereby waived.

     4.   Effectiveness of Amendment.  This Amendment shall be effective upon
          --------------------------
receipt by Agent of:

          (a) Execution and receipt of the documentation relating to the issuance by the Parent of the Subordinated Debt on terms and conditions satisfactory to the Agent;

          (b) The receipt by the Parent of proceeds from the issuance of the Subordinated Debt issued under the Subordinated Debt Documents described in clauses (i) and (ii) of the definition thereof;

          (c) Execution of a Subordination Agreement by the holders of the Subordinated Debt, the Parent, the Borrower and the Agent on terms and conditions satisfactory to the Agent;

          (d) Delivery by the Borrower to the Agent of replacement Promissory Notes reflecting the terms of this Amendment;

          (e) Receipt by the Agent of a Budget and Development Plan for Parent and Borrower taking into account the effect of the issuance of the Subordinated Debt;

          (f) Receipt by the Agent, on behalf of the Lenders, of an amendment fee equal to 0.375% of the Borrowing Base;

          (g) A Consent and Agreement executed by Inland Resources Inc. as guarantor, and

          (h) A Compliance Certificate executed by Borrower.

     5.   Ratifications, Representations and Warranties.
          ---------------------------------------------

          (a) The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower and Lenders agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

          (b) In order to induce Lenders to enter into this Amendment, each of Borrower and Parent represents and warrants to Lenders that:

               (i) The representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof.

               (ii) Each Restricted Person is duly authorized to execute and deliver each Loan Document to the extent a party thereto and Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement as amended hereby. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery of each Loan Document to which it is a party and to authorize the performance of the obligations of each Restricted Person thereunder.

     6.   Benefits.  This Amendment shall be binding upon and inure to the
          --------
benefit of the Lenders and Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of the Lenders, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

     7.   Construction.  This Amendment shall be governed by and construed in
          ------------
accordance with the laws of the State of New York.

     8.   Invalid Provisions.  If any provision of this Amendment is held to be
          ------------------
illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

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

     9.   Entire Agreement.  The Credit Agreement, as amended by this Amendment,
          ----------------
contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

     10.  Reference to Credit Agreement.  The Credit Agreement and any and all
          -----------------------------
other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     11.  Counterparts.  This Amendment may be separately executed in any number
          ------------
of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

     If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Amendment to the undersigned.

                    Very truly yours,

                    FORTIS CAPITAL CORP., as Agent and Lender


                    By:    /s/ Darrell H. Holley
                        ---------------------------------
                    Name:  Darrell H. Holley
                    Title: Managing Director

                    By:    /s/ Deirdre Sanborn
                        ---------------------------------
                    Name:  Deirdre Sanborn
                         --------------------------------
                    Title: Vice President
                          -------------------------------


                    U. S. BANK NATIONAL ASSOCIATION, as LC Issuer and a Lender


                    By:    /s/ Kathryn A. Gaiter
                        ---------------------------------
                    Name:  Kathryn A. Gaiter
                         --------------------------------
                    Title: Vice President
                          -------------------------------


ACCEPTED as of the date
first written above.

BORROWER:

INLAND PRODUCTION COMPANY

By:    /s/ Bill I. Pennington
    --------------------------
Name:  Bill I. Pennington
Title: President

                             CONSENT AND AGREEMENT
                             ---------------------

     Inland Resources Inc. hereby consents to the provisions of this Sixth Amendment to Second Amended and Restated Credit Agreement and the transactions contemplated herein, and hereby ratifies and confirms its Guaranty dated as of September 15, 1999, as amended, supplemented, or restated to the date hereof, made by it for the benefit of Agent and Lenders, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


                                        INLAND RESOURCES INC.

                                        By:    /s/ Bill I. Pennington
                                            ---------------------------
                                        Name:  Bill I. Pennington
                                        Title: Chief Financial Officer
                                        Dated: July 31, 2001
                                              -------------------------

                            COMPLIANCE CERTIFICATE
                            ----------------------

                                 July 31, 2001

     Reference is made to (i) that certain Second Amended and Restated Credit Agreement dated as of September 15, 1999 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), between Inland Production Company, a Texas corporation ("Borrower"), Inland Resources Inc., a Washington corporation ("Parent"), and ING (U.S.) Capital LLC, as Agent, and certain other financial institutions, as Lenders and (ii) that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of July 31, 2001 between Borrower, Fortis Capital Corp. and Lenders (the "Amendment"; the Original Agreement as amended by the Amendment is herein referred to as the "Credit Agreement"). Terms which are defined in the Credit Agreement and which are used but not defined herein shall have the meanings given them in the Credit Agreement. The undersigned, Marc MacAluso and Bill Pennington, do hereby certify in the name, and on behalf, of Borrower that Borrower has made a thorough inquiry into all matters certified herein and based upon such inquiry, experience, and the advice of counsel, do hereby further certify that:

     1. Marc MacAluso and Bill Pennington are the duly elected, qualified, and acting Chief Executive Officer and Chief Financial Officer, respectively of Borrower.

     2. All representations and warranties made by any Restricted Person in any Loan document delivered on or before the date hereof (including, without limitation, the representations and warranties contained in Section 4 of the Amendment) are true in all material respects on and as of the date hereof (except to the extent that the facts upon which such representations are based have been changed by the transactions contemplated in the Credit Agreement) as if such representations and warranties had been made as of the date hereof.

     3.   No Default exists on the date hereof.

     4. Each Restricted Person has performed and complied with all agreements and conditions required in the Loan Document to be performed or complied with by it on or prior to the date hereof.

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     IN WITNESS WHEREOF, this instrument is executed by the undersigned as of the date first above written.



                                        INLAND PRODUCTION COMPANY


                                        By:  /s/ Marc MacAluso
                                            ------------------------
                                             Marc MacAluso
                                             Chief Executive Officer


                                        By:  /s/ Bill I. Pennington
                                            ------------------------
                                             Bill I. Pennington
                                             Chief Financial Officer